Exhibit 4.2

F.N.B. CORPORATION

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, Paying Agent and Security Registrar

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 11, 2024

i

10.03	Trustee	18

10.04	New York Law to Govern	18

10.05	Separability	19

10.06	Additional Trustee Provisions	19

10.07	Counterparts	20

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 11, 2024, is between F.N.B. CORPORATION, a Pennsylvania corporation (the “Corporation”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Corporation has heretofore executed and delivered a Senior Debt Indenture, dated as of February 24, 2020 (the “Base Indenture”), providing for the issuance from time to time of series of the Corporation’s senior notes;

WHEREAS, Section 9.1(7) of the Base Indenture provides for the Corporation and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 and Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Corporation wishes to provide for the issuance of $500,000,000 aggregate principal amount of a new series of Securities to be known as its 5.722% Fixed Rate / Floating Rate Senior Notes due 2030 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture;

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Corporation; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS.

1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

1.02 Definition of Terms. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this Supplemental Indenture to Sections refer to the corresponding Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture; and

(f) the following terms have the meanings given to them in this Section 1.02(f):

“Business Day” shall mean any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the State of New York or in the place of payment are authorized or obligated by law or executive order to close.

“DTC” shall have the meaning set forth in Section 2.03.

“Global Note” shall have the meaning set forth in Section 2.04.

“Interest Payment Date” shall have the meaning set forth in Section 2.05.

“Stated Maturity” shall have the meaning set forth in Section 2.02.

The terms “Corporation,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES.

2.01 Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Corporation for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture. There is hereby authorized a series of Securities designated as the 5.722% Fixed Rate / Floating Rate Senior Notes due 2030 having an initial aggregate principal amount of $500,000,000.

2.02 Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is December 11, 2030 (the “Stated Maturity”).

2.03 Form, Payment and Appointment. Except as provided in the last four paragraphs of Section 3.5 of the Base Indenture, the Notes will be issued only in book-entry form as Global Securities. Principal of and interest on the Notes will be payable in global form registered in the name of or held by The Depository Trust Corporation (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as hereinafter defined). The principal of any certificated Notes will be payable at the office or agency of the Corporation maintained for such purpose which shall initially be the principal office of the Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: F.N.B. Corporation Administrator; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Stated Maturity).

The Corporation hereby appoints the Trustee to act as Security Registrar and Paying Agent for the Notes.

The Notes will be issuable and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The specified currency of the Notes shall be U.S. Dollars.

Notwithstanding any other provisions of this Supplemental Indenture or the Base Indenture, (i) all payments on Global Notes may be made pursuant to the Applicable Procedures and (ii) any notice required to be given to Holders under this Supplemental Indenture or the Base Indenture shall be sufficiently given if given to the Depositary for a Global Note (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Corporation may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

2.05 Interest.

Interest on the Notes will accrue from, and including, December 11, 2024 (the “Issue Date”) to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date (or if this Note is redeemed during the period, to, but excluding, the Redemption Date) (individually referred to as an “Interest Payment Date” and collectively as the “Interest Payment Dates”) or the Stated Maturity, as the case may be. Each of these periods is referred to as an “Interest Period.”

During the period from, and including, December 11, 2024, to, but excluding, December 11, 2029 (the “Fixed Rate Period”), this Note will bear interest at the rate of 5.722% per annum. Such interest will be payable semi-annually in arrears on June 11 and December 11 of each year, beginning on June 11, 2025 and ending on December 11, 2029 (each such date, a “Fixed Interest Payment Date”). During the period from, and including, December 11, 2029, to, but excluding, December 11, 2030 (the “Floating Rate Period”), this Note will bear interest at a floating rate per annum equal to Compounded SOFR plus 1.93%, as determined by the Calculation Agent in the manner described below. Such interest will be payable quarterly in arrears on March 11, 2030, June 11, 2030, September 11, 2030 and at the Stated Maturity (each such date, a “Floating Interest Payment Date”). Compounded SOFR for each Interest Period in the Floating Rate Period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such Interest Period.

For the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Fixed Interest Payment Date, any Redemption Date for the Notes or the Stated Maturity falls on a day which is not a Business Day, the related payment of principal or interest will be made on the next day that is a Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

For the Floating Rate Period, interest will be computed on the basis of the actual number of days in each Interest Period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the Notes for each Interest Period during the Floating Rate Period will be computed by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of days in the applicable Interest Period divided by 360. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero. For the Floating Rate Period, if any Floating Interest Payment Date of the Notes (other than the Stated Maturity or any Redemption Date) falls on a day which is not a Business Day, that Floating Interest Payment Date will be postponed and the related payment of interest on the Notes will be made on the next day which is a Business Day, except that if the next succeeding Business Day falls in the next calendar month, then such Floating Interest Payment Date will be advanced to the immediately preceding day that is a Business Day, and in each case, the related Interest Periods will also be adjusted for such non-Business Days.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each Interest Period in the Floating Rate Period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date for such Interest Period and prior to the relevant Floating Interest Payment Date and will notify the Corporation (if the Corporation is not the Calculation Agent) of Compounded SOFR, such interest rate and accrued interest for each Interest Period in the Floating Rate Period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the relevant Floating Interest Payment Date. At the request of a Holder of the Notes, the Corporation will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any Interest Period in the Floating Rate Period, after Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any Interest Period in the Floating Rate Period, will be final and binding absent manifest error, will be maintained on file at the Calculation Agent’s designated office and will be provided in writing to the Trustee.

Compounded SOFR

With respect to any Interest Period during the Floating Rate Period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR Index Start” = For periods other than the initial Interest Period during the Floating Rate Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period during the Floating Rate Period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial Interest Period (such first day for the Notes expected to be December 11, 2029);

“SOFR Index End” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Interest Payment Date (or in the final Interest Period, relating to the Stated Maturity, or, in the case of the redemption of the Notes, relating to the applicable Redemption Date); and

“d” is the number of days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Interest Payment Date (or, in the case of the redemption of the Notes, preceding the applicable Redemption Date).

“Observation Period” means, in respect of each Interest Period during the Floating Rate Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Floating Interest Payment Date for such Interest Period (or in the final Interest Period during the Floating Rate Period, preceding the Stated Maturity or, in the case of the redemption of the Notes, preceding the applicable Redemption Date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(i) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(ii) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (a) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture or this Note, if the Corporation or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period during the Floating Rate Period will be an annual rate equal to the sum of the Benchmark Replacement plus 1.93%.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period in the Floating Rate Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period (“SOFRi”), SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1) Benchmark Replacement. If the Corporation or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(2) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Corporation or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3) Decisions and Determinations. Any determination, decision or election that may be made by the Corporation or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the beneficial owners and Holders of the Notes and the Trustee absent manifest error;

•	if made by the Corporation, will be made in the Corporation’s sole discretion;

•

if made by the Corporation’s designee (which may be the Corporation’s affiliate), will be made after consultation with the Corporation, and such designee (which may be the Corporation’s affiliate) will not make any such determination, decision or election to which the Corporation reasonably objects; and

•	notwithstanding anything to the contrary in the Indenture or this Note, shall become effective without consent from the Holders of the Notes, the Trustee or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Corporation or its designee (which may be the Corporation’s affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election. In making such determination, the Corporation shall ensure that the Calculation Agent will be able to meet its obligations and requirements under the Base Indenture, as supplemented by this Third Supplemental Indenture, with respect to the Benchmark Replacement. No such replacement (including any conforming changes to the Indenture) shall affect the Trustee’s own rights, duties or immunities under the indenture or otherwise.

None of the Trustee, Paying Agent, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, Paying Agent, and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Corporation or its designee without independent investigation, and none of the Trustee, Paying Agent, and Calculation Agent will have any liability for actions taken at the Corporation’s direction in connection therewith.

None of the Trustee, Paying Agent, or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein or in the Notes as a result of the unavailability of SOFR, or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Supplemental Indenture or the Notes and reasonably required for the performance of such duties. None of the Trustee, Paying Agent, or Calculation Agent shall be responsible or liable for the Corporation’s actions or omissions or for those of any of the Corporation’s designees, or for any failure or delay in the performance by Corporation or any of its designees, nor shall any of the Trustee, Paying Agent, or Calculation Agent be under any obligation to oversee or monitor the Corporation’s performance or the performance of any of the Corporation’s designees. The Trustee may conclusively rely, without investigation, on the Calculation Agent’s determination of the interest rate during the Floating Rate Periods.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Corporation or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Corporation or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1) the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Corporation or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Corporation or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Corporation or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Corporation or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Corporation or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Corporation or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by the Corporation prior to the commencement of the Floating Rate Period. The Corporation or an affiliate of the Corporation may assume the duties of the Calculation Agent.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Corporation or its designee in accordance with the Benchmark.

“Relevant Governmental Body” means the FRB and/or the FRBNY, or a committee officially endorsed or convened by the FRB and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

2.06 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

2.07 Payment of the Notes. Not later than 10:00 a.m. (New York City time) on each due date of the principal of, premium, if any, and interest on any Notes, the Corporation shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, redemption payments, premium, if any, and interest so becoming due. All the payments must be in U.S. Dollars.

ARTICLE 3

REDEMPTION OF THE NOTES.

3.01 Optional Redemption. The Notes are not subject to redemption at the option of the Corporation at any time except as described herein.

(a) Prior to December 11, 2029 (the “Par Call Date”), the Corporation may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places), equal to the greater of:

•

(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 25 basis points less (ii) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

(b) The Corporation may redeem the Notes at its option, in whole, but not in part, on the Par Call Date at a Redemption Price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to but excluding, the Redemption Date.

(c ) The Corporation may redeem the Notes at its option, in whole or in part, at any time and from time to time on or after November 11, 2030 (30 days prior to the Stated Maturity) at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Corporation in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States

Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Corporation’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the Redemption Price or any component thereof or for verifying the Corporation’s calculations related to the Redemption Price or any component thereof.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed (with a copy to the Trustee). Any such notice of redemption may, at the Corporation’s discretion, be subject to one or more conditions precedent that must be satisfied prior to the Corporation’s obligation to redeem the Notes subject to such notice of redemption, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction.

If the Corporation elects to redeem the Notes, the Corporation will provide notice, in the case of registered global Notes, in accordance with the applicable procedures of DTC, or by first class mail, postage prepaid, or electronic transmission, addressed to the holders of record (which, in the case of registered global Notes, will be DTC or its nominee or a nominee of Euroclear and Clearstream) of the Notes to be redeemed (with a copy to the Trustee). Any such notice of redemption may, at the Corporation’s discretion, be subject to one or more conditions precedent that must be satisfied prior to the Corporation’s obligation to redeem the Notes subject to such notice of redemption, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction. Such mailing or transmission will be at least 10 days and not more than 60 days before the date fixed for redemption. Each notice of redemption will state:

•	the Redemption Date;

•	the Redemption Price;

•	if fewer than all the outstanding Notes are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

•	“CUSIP” or “ISIN” number of the Notes to be redeemed;

•	that on the Redemption Date the Redemption Price will become due and payable upon each note to be redeemed, and that interest thereon will cease to accrue on and after the date of redemption; and

•	the place or places where the Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation’s request in an Officers’ Certificate delivered to the Trustee at least five (5) Business Days before the requested date of delivery, by the Trustee in the name and at the expense of the Corporation, provided that the Corporation shall have prepared and provided to the Trustee with such Officers’ Certificate the form of such notices.

If any Notes are redeemed, the Redemption Price payable to the holder of any Notes called for redemption will be payable on the applicable Redemption Date against the surrender to the Corporation or its agent of any certificate(s) evidencing the Notes called for redemption. If money sufficient to pay the Redemption Price of, and any accrued interest on, the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the paying agent on or before the Redemption Date and certain other conditions are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding.

The Notes are not subject to repayment at the option of any Holder at any time prior to Maturity.

ARTICLE 4

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE.

4.01 Merger. In addition to the requirements set forth in Section 8.1 of the Base Indenture, the Corporation shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, and the Corporation shall not permit any Person to consolidate with or merge into the Corporation or convey, transfer, or lease its properties and assets substantially as an entirety to the Corporation if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Corporation would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, unless the Corporation or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby.

4.02 Sale or Issuance of Capital Stock of Principal Subsidiary Bank. Except as otherwise provided herein or in Article VIII of the Base Indenture, the Corporation shall not, directly or indirectly: (a) sell, assign, pledge, transfer or otherwise dispose of, or permit to be issued, any shares of Capital Stock (as defined herein) of a Principal Subsidiary Bank (as defined herein) or any securities convertible into or rights to subscribe to such Capital Stock, unless, after giving effect to (i) such sale, pledge, assignment, transfer, disposition or issuance, and (ii) the conversion of such securities into, or exercise of such rights with respect to, such Capital Stock, the Corporation will own, directly or indirectly, at least 80% of the outstanding shares of Capital Stock of each class of Capital Stock of such Principal Subsidiary Bank; or (b) pay any dividend in Capital Stock of a Principal Subsidiary Bank or make any other distribution in Capital Stock of a Principal Subsidiary Bank, unless the Principal Subsidiary Bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Securities; provided, however, the foregoing shall not prohibit any of the following: (1) any dispositions made by the Corporation or any Principal Subsidiary Bank of the Corporation (A) acting in a fiduciary capacity for any Person other than the Corporation or any Principal Subsidiary Bank of the Corporation or (B) to the Corporation or any Wholly Owned Subsidiary; (2) the merger or consolidation of a Principal Subsidiary Bank with and into another Principal Subsidiary Bank; (3) the sale, assignment, pledge, transfer or other dispositions of shares of Voting Stock of a Principal Subsidiary Bank made by the Corporation or any Subsidiary of the Corporation if: (A) the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or (B) the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by the Corporation or any Principal Subsidiary Bank of the Corporation, directly or indirectly, of any other Person; or (C) the sale, assignment, pledge, transfer or other disposition of Voting Stock or any other securities convertible into or rights to subscribe to Voting Stock of a Principal Subsidiary Bank, so long as: (i) any such transaction is made for fair market value as determined by the Board of Directors or the board of directors of the Principal Subsidiary Bank of the Corporation disposing of such Voting Stock or other securities or rights, and (ii) after giving effect to such transaction and to any potential dilution, the Corporation and its Wholly Owned Subsidiaries will own, directly or indirectly, at least 80% of the Voting Stock of such Principal Subsidiary Bank; (4) any Principal Subsidiary Bank from selling additional shares of Voting Stock to its shareholders at any price, so long as immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of the Voting Stock of such Principal Subsidiary Bank as the Corporation owned prior to such sale of additional shares; or (5) a pledge made or a lien created to secure loans or other extensions of credit by a Principal Subsidiary Bank subject to Section 23A of the Federal Reserve Act. As used herein, “Capital Stock” shall mean any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity, “Voting Stock” shall mean stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency, and “Principal Subsidiary Bank” shall mean any subsidiary of the Corporation that is a bank or trust company organized and doing business under any state or federal law, the consolidated assets of which constitute 50% or more of the consolidated assets of the Corporation.

ARTICLE 5

EVENTS OF DEFAULT.

5.01 Appointment of a Receiver. In addition to the Events of Default set forth in Section 5.1 of the Base Indenture, an Event of Default shall occur with respect to the Notes, in the event (i) a receiver, conservator or similar official is appointed for the Corporation’s Principal Subsidiary Bank (which, for the avoidance of doubt, as of the date of this Supplemental Indenture, is the First National Bank of Pennsylvania) or (ii) a default under a bond, debenture, note or other evidence of indebtedness for money borrowed by the Corporation that has a principal amount outstanding that is more than $50 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness has not been discharged, or there has not been deposited in trust enough money to discharge the indebtedness, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture. Such Event of Default shall be treated for all purposes under the Indenture as if it were an Event of Default under Section 5.1(1) of the Base Indenture.

ARTICLE 6

CERTAIN COVENANTS.

6.01 Existence. Section 10.5 of the Base Indenture is hereby deleted in its entirety.

6.02 Payment of Taxes and Other Claims. Section 10.8 of the Base Indenture is hereby deleted in its entirety.

ARTICLE 7

FORM OF NOTES.

7.01 Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Corporation executing the Notes (by manual, electronic or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 8

ISSUE OF NOTES.

8.01 Original Issue of Notes. Notes having an aggregate principal amount of $500,000,000 may from time to time, upon execution of this Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Corporation pursuant to Section 3.3 of the Base Indenture without any further action by the Corporation (other than as required by the Base Indenture); provided, however, with respect to the Notes issued under this Supplemental Indenture, the last two sentences of the first paragraph of Section 3.3 of the Base Indenture shall be deleted and replaced in their entirety with the following sentences: “The signature of any of these officers on the Securities may be manual, electronic (i.e., “.pdf” or “.tif”) or facsimile. Securities bearing the manual, electronic (i.e., “.pdf” or “.tif”) or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

8.02 Further Issues of Notes. The Corporation may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

ARTICLE 9

IMMUNITY OF STOCKHOLDERS,

EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS.

9.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, employee, agent, officer or director, as such, past, present or future, of the Corporation or of any successor corporation; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issue of the Notes.

ARTICLE 10

MISCELLANEOUS.

10.01 Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

10.02 Conflict. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

10.03 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

10.04 New York Law to Govern. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

10.05 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

10.06 Additional Trustee Provisions.

(a) Delivery to the Trustee of any reports, information and documents pursuant to this Supplemental Indenture or the Base Indenture is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the compliance of the Corporation with any of its covenants in the Base Indenture and this Supplemental Indenture (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

(b) The Trustee may request that the Corporation deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Base Indenture and this Supplemental Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c) In no event shall the Trustee be liable for special, indirect, punitive, or consequential loss or damages whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

(d) The rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(e) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Corporation elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Corporation agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

10.07 Counterparts; Electronic Signatures. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (including “.pdf” or “.tif”) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (including “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first written above.

F.N.B. CORPORATION

By:	/s/ Vincent J. Calabrese, Jr.
Name:	Vincent J. Calabrese, Jr.
Title:	Chief Financial Officer (Principal
Financial Officer)

[F.N.B. Corporation—Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST,
NATIONAL ASSOCIATION

as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

[F.N.B. Corporation—Signature Page to Third Supplemental Indenture]

EXHIBIT A

Form of Note

THIS NOTE IS AN UNSECURED DEBT OBLIGATION OF THE CORPORATION. THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR A SUCCESSOR DEPOSITORY, WHICH MAY BE TREATED BY THE CORPORATION, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO F.N.B. CORPORATION, AS ISSUER, THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

F.N.B. CORPORATION

5.722% FIXED RATE / FLOATING RATE SENIOR NOTES DUE 2030

Registered

No. [1]	U.S.$ [__________________]

CUSIP NO. ___________
ISIN NO. _____________

F.N.B. CORPORATION, a Pennsylvania corporation (herein called the “Corporation”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $[_________] million United States dollars (as revised by the Schedule of Exchanges of Interests set forth on the reverse of this Global Note) on December 11, 2030, or if such day is not a Business Day, the following Business Day.

Interest on this Note will accrue from, and including, December 11, 2024 (the “Issue Date”) to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date (or if this Note is redeemed during the period, to, but excluding, the Redemption Date) (individually referred to as an “Interest Payment Date” and collectively as the “Interest Payment Dates”) or the Stated Maturity, as the case may be. Each of these periods is referred to as an “Interest Period.”

For the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Fixed Interest Payment Date, any Redemption Date for this Note or the Stated Maturity falls on a day which is not a Business Day, the related payment of principal or interest will be made on the next day that is a Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

For the Floating Rate Period, interest will be computed on the basis of the actual number of days in each Interest Period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on this Note for each Interest Period during the Floating Rate Period will be computed by multiplying (i) the outstanding principal amount of this Note by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of days in the applicable Interest Period divided by 360. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero. For the Floating Rate Period, if any Floating Interest Payment Date of this Note (other than the Stated Maturity or any Redemption Date) falls on a day which is not a Business Day, that Floating Interest Payment Date will be postponed and the related payment of interest on this Note will be made on the next day which is a Business Day, except that if the next succeeding Business Day falls in the next calendar month, then such Floating Interest Payment Date will be advanced to the immediately preceding day that is a Business Day, and in each case, the related Interest Periods will also be adjusted for such non-Business Days.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each Interest Period in the Floating Rate Period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date for such Interest Period and prior to the relevant Floating Interest Payment Date and will notify the Corporation (if the Corporation is not the Calculation Agent) of Compounded SOFR, such interest rate and accrued interest for each Interest Period in the Floating Rate Period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the relevant Floating Interest Payment Date. At the request of a Holder of this Note, the Corporation will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any Interest Period in the Floating Rate Period, after Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any Interest Period in the Floating Rate Period, will be final and binding absent manifest error, will be maintained on file at the Calculation Agent’s designated office and will be provided in writing to the Trustee.

Compounded SOFR

With respect to any Interest Period during the Floating Rate Period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR Index Start” = For periods other than the initial Interest Period during the Floating Rate Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period during the Floating Rate Period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial Interest Period (such first day for this Note expected to be December 11, 2029);

“SOFR Index End” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Interest Payment Date (or in the final Interest Period, relating to the Stated Maturity, or, in the case of the redemption of this Note, relating to the applicable Redemption Date); and

“d” is the number of days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Interest Payment Date (or, in the case of the redemption of this Note, preceding the applicable Redemption Date).

“Observation Period” means, in respect of each Interest Period during the Floating Rate Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Floating Interest Payment Date for such Interest Period (or in the final Interest Period during the Floating Rate Period, preceding the Stated Maturity or, in the case of the redemption of this Note, preceding the applicable Redemption Date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(i) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(ii) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (a) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture or this Note, if the Corporation or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on this Note.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period during the Floating Rate Period will be an annual rate equal to the sum of the Benchmark Replacement plus 1.93%.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period in the Floating Rate Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period (“SOFRi”), SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1) Benchmark Replacement. If the Corporation or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

(2) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Corporation or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3) Decisions and Determinations. Any determination, decision or election that may be made by the Corporation or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the beneficial owners and Holders of this Note and the Trustee absent manifest error;

•	if made by the Corporation, will be made in the Corporation’s sole discretion;

•

if made by the Corporation’s designee (which may be the Corporation’s affiliate), will be made after consultation with the Corporation, and such designee (which may be the Corporation’s affiliate) will not make any such determination, decision or election to which the Corporation reasonably objects; and

•	notwithstanding anything to the contrary in the Indenture or this Note, shall become effective without consent from the Holders of this Note, the Trustee or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Corporation or its designee (which may be the Corporation’s affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election. In making such determination, the Corporation shall ensure that the Calculation Agent will be able to meet its obligations and requirements under the Base Indenture, as supplemented by this Third Supplemental Indenture, with respect to the Benchmark Replacement. No such replacement (including any conforming changes to the Indenture) shall affect the Trustee’s own rights, duties or immunities under the indenture or otherwise.

None of the Trustee, Paying Agent, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, Paying Agent, and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Corporation or its designee without independent investigation, and none of the Trustee, Paying Agent, and Calculation Agent will have any liability for actions taken at the Corporation’s direction in connection therewith.

None of the Trustee, Paying Agent, or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein or in this Note as a result of the unavailability of SOFR, or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Supplemental Indenture or this Note and reasonably required for the performance of such duties. None of the Trustee, Paying Agent, or Calculation Agent shall be responsible or liable for the Corporation’s actions or omissions or for those of any of the Corporation’s designees, or for any failure or delay in the performance by Corporation or any of its designees, nor shall any of the

Trustee, Paying Agent, or Calculation Agent be under any obligation to oversee or monitor the Corporation’s performance or the performance of any of the Corporation’s designees. The Trustee may conclusively rely, without investigation, on the Calculation Agent’s determination of the interest rate during the Floating Rate Periods.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Corporation or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Corporation or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1) the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Corporation or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Corporation or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Corporation or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Corporation or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Corporation or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Corporation or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by the Corporation prior to the commencement of the Floating Rate Period. The Corporation or an affiliate of the Corporation may assume the duties of the Calculation Agent.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Corporation or its designee in accordance with the Benchmark.

“Relevant Governmental Body” means the FRB and/or the FRBNY, or a committee officially endorsed or convened by the FRB and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (defined below) for such interest, which shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding the related Interest Payment Date; provided that if the Notes are Global Notes held by DTC, the record date for such Notes shall be the close of business on the Business Day Preceding the applicable Interest Payment Date (each such date, a “Regular Record Date”). Interest on the Outstanding Notes payable at Maturity will be payable to the persons to whom principal is payable next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Corporation, with notice thereof to be given by the Trustee to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such system or exchange, all as more fully provided in the Indenture.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Payment of principal and interest shall be made at the Corporate Trust Office of the Trustee, or at such other office or agency of the Corporation as may be designated by the Corporation for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

Except as specifically provided herein and in the Indenture, the Corporation shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed and delivered.

Dated:

F.N.B. CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL

ASSOCIATION, as Trustee

Dated:	By: ___________________________
Authorized Signatory

[FORM OF REVERSE SIDE OF THE NOTE]

This Note is one of a duly authorized issue of senior debt securities of the Corporation designated as its “5.722% Fixed Rate / Floating Rate Senior Notes due 2030” (the “Notes”). The Notes, taken together, are initially limited in aggregate principal amount to U.S. $500,000,000 issued and are to be issued under an Indenture, dated as of February 24, 2020 (herein called the “Base Indenture”), between the Corporation and Wilmington Trust, National Association, as Trustee (the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Third Supplemental Indenture, dated as of December 11, 2024, between the Corporation and the Trustee (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

This Note is not subject to redemption at the option of the Corporation at any time except as described below.

(a) Prior to December 11, 2029 (the “Par Call Date”), the Corporation may redeem this Note at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places), equal to the greater of:

•

(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 25 basis points less (ii) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

(b) The Corporation may redeem the Notes at its option, in whole, but not in part, on the Par Call Date at a Redemption Price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to but excluding, the Redemption Date.

(c ) The Corporation may redeem the Notes at its option, in whole or in part, at any time and from time to time on or after November 11, 2030 (30 days prior to the Stated Maturity date) at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Corporation in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Corporation’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the Redemption Price or any component thereof or for verifying the Corporation’s calculations related to the Redemption Price or any component thereof.

If the Corporation elects to redeem the Notes, the Corporation will provide notice in the case of registered global Notes, in accordance with the applicable procedures of DTC, or by first class mail, postage prepaid, or electronic transmission, addressed to the holders of record (which, in the case of registered global Notes, will be DTC or its nominee or a nominee of Euroclear and Clearstream) of the Notes to be redeemed (with a copy to the Trustee). Such mailing or transmission will be at least 10 days and not more than 60 days before the date fixed for redemption. Any such notice of redemption may, at the Corporation’s discretion, be subject to one or more conditions precedent that must be satisfied prior to the Corporation’s obligation to redeem the Notes subject to such notice of redemption, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction.

If any Notes are redeemed, the Redemption Price payable to the holder of any Notes called for redemption will be payable on the applicable Redemption Date against the surrender to the Corporation or its agent of any certificate(s) evidencing the Notes called for redemption. If money sufficient to pay the Redemption Price of, and any accrued interest on, the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the paying agent on or before the Redemption Date and certain other conditions are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding.

The Notes are not be subject to repayment at the option of any Holder at any time prior to Maturity and are not entitled to any sinking fund.

The Notes are unsecured and rank equally with all of the Corporation’s other unsecured and unsubordinated indebtedness.

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Corporation may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes under the Indenture at any time by the Corporation and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 20 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

The Notes will be subject to defeasance and covenant defeasance pursuant to Sections 13.2 and 13.3 of the Base Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Corporation as may be designated by it for such purpose (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Corporation may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Corporation in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture, and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Book-Entry Security, and all rights thereunder, hereby irrevocably constituting and appointing _______________________________ attorney to transfer such security on the books of the Corporation, with full power of substitution in the premises.

Dated: ______________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Book-Entry Security in every particular without alteration or enlargement or any change whatsoever.

The signature to this assignment must correspond with the name as written upon the face of the within Book-Entry Security in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[    ]. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian